Exhibit 10.1

AGREEMENT FOR THE RETIREMENT AS CEO AND RELEASE OF

ANY AND ALL CLAIMS

THIS AGREEMENT FOR THE RETIREMENT AS CEO AND RELEASE OF ANY AND ALL CLAIMS (“Agreement”) sets forth the voluntary agreement reached between William G. Forhan (“Mr. Forhan”) and Medytox Solutions, Inc. (the “Company”).

WHEREAS, Mr. Forhan has been employed with the Company in the capacity of Chief Executive Officer pursuant to the terms of an Employment Agreement dated October 1, 2012 and an Amendment to Employment Agreement dated September 1, 2013 (together "Employment Agreement"); and

WHEREAS, pursuant to Section 4(c) of the Employment Agreement, Mr. Forhan advised the Company on 31st July that he would like to resign from his employment effective upon the appointment of a new CEO by the Board of Directors; and

WHEREAS, the Company has accepted Mr. Forhan's resignation;

NOW THEREFORE, in order to provide for the retirement and an amicable resolution of any potential disputes which arise from Mr. Forhan against the Company, the parties hereto have entered into this Agreement and have agreed to the following:

1.       Mr. Forhan's last day of work with the Company will be upon the appointment of a new CEO by the Company ("Retirement Date"). Conditioned on Mr. Forhan's compliance with his obligations under Section 4(c) of the Employment Agreement, Mr. Forhan will be paid all wages earned through the Retirement Date regardless of whether he signs this Agreement. In no event should Mr. Forhan sign this Agreement at any time prior to the Retirement Date.

2.       In exchange for the promises Mr. Forhan has made in this Agreement, the Company will provide Mr. Forhan the following “Retirement Package”: (a) severance in the total gross amount of $500,000 (“Severance Payment”). The Severance Payment, shall be paid in two installments: (i) the first installment of $150,000 was paid to Mr. Forhan on prior to the Retirement Date and (ii) the second installment of $350,000 will be paid as agreed by the parties but no later than July 1, 2016. Both installments of the Severance Payment will be less applicable taxes, withholdings, and authorized deductions and will be reported as wages on an IRS Form W-2 issued to Mr. Forhan; (b) in the event that the Company adopts an executive bonus plan for calendar year 2014, Mr. Forhan shall be eligible to participate in such plan only to the extent that cash bonuses are paid under such plan, and Mr. Forhan shall receive a cash bonus equal to 50% of the cash bonus amount paid under such plan for 2014 to the Company's executive who received the lowest cash bonus payment for 2014 under such plan; and (c) the outstanding stock options previously issued to Mr. Forhan shall remain outstanding, subject to their terms, for 24 months, and shall expire no later than 31st August 2016. Other than the Severance Package, Mr. Forhan shall not be entitled to receive any other payments, salary, compensation, bonuses, commissions, incentives, benefits, perquisites, or other monies or remuneration from the Company or any of the Released Parties (defined below). Mr. Forhan agrees that the Severance Package constitutes adequate and sufficient consideration for the promises and obligations arising under this Agreement, including the rights and claims that Mr. Forhan is waiving in paragraph 4 below, and that the Severance Package constitutes consideration to which Mr. Forhan would not otherwise be entitled but for his execution of this Agreement.

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3.       In exchange for the promises the Company has made in this Agreement, Mr. Forhan waives and fully releases and forever discharges the Company and all of its past and present shareholders, officers, directors, members, attorneys, agents, employees, predecessors, parent companies, subsidiaries, affiliates, successors, insurers, and assigns, both in their representative and individual capacities (collectively referred to with the Company as "Released Parties") from any and all claims, rights, and causes of action, in law or in equity, of any kind whatsoever, which Mr. Forhan has or may have against any or all of the Released Parties as of the date Mr. Forhan signs this Agreement, whether such claims, rights, or causes of action are now known or are later discovered. Mr. Forhan agrees that this waiver and release shall be construed as broadly as possible and shall include, without limitation: (a) any contractual or other claims of employment or payment Mr. Forhan may have against any or all of the Released Parties; (b) claims, if any, arising out of or in connection with Mr. Forhan's employment with and/or retirement from employment with any or all of the Released Parties, including but not limited to Title VII of the Civil Rights Act of 1964, as amended; the Equal Pay Act; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Fair Labor Standards Act; the Family and Medical Leave Act; the Florida Whistleblower Protection Act (Sections 448.101 - 448.105, Florida Statutes); 42 U.S.C. Section 1981, any claim under Florida's Workers' Compensation Law, including but not limited to the retaliation provision of that law (Section 440.205); and/or any other federal, state or local laws, ordinances, or regulations, including but not limited to those prohibiting employment discrimination, such as the Florida Civil Rights Act of 1992; (c) claims, if any, regarding accrued leave, vacation, bonuses, back pay, overtime, commissions, or any other form of benefits connected with Mr. Forhan's employment with any or all of the Released Parties; (d) claims arising under any other federal, state, or local statute or regulation; and (e) any allegation for costs, fees, or other expenses including attorney's fees. Mr. Forhan acknowledges, agrees, and understands that this release is a full and final bar to any and all claims of any type that he had, has, or may now have against the Released Parties up through the date Mr. Forhan signs this Agreement. This release does not operate as a full and final bar to any future claims that Mr. Forhan may have which solely arise after the date Mr. Forhan signs this Agreement. Mr. Forhan acknowledges that he has been paid all salary and bonuses and any and all other pay, wages, commissions, and/or benefits due to him other than as provided for in this Agreement and that Mr. Forhan has not suffered any workplace illness or injury other than any injury or illness of which Mr. Forhan has already advised the Company, if any. Mr. Forhan waives these rights and claims, and also agrees not to institute, or have instituted by anyone, a lawsuit against the Company or any of the Released Parties based on any such claims or rights, except in the event that the Company breaches this Agreement or where Mr. Forhan challenges the validity of this Agreement under the Older Workers Benefit Protection Act.

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4.       Mr. Forhan agrees not to participate, cooperate or assist in any manner, whether as a witness, expert, consultant or otherwise, in any lawsuit, complaint, charge or other proceeding involving the Company or any of the Released Parties as a party unless requested to do so by the Company, or unless compelled by subpoena or court order. Mr. Forhan further agrees not to engage in any activity which is intended to embarrass or disparage the Company or any of the Released Parties and agrees that he will not make any disparaging remarks to any third parties regarding the Company or any of the Released Parties or any of their respective businesses, products, employees, and/or services in any form whatsoever, including verbal, written, electronic, or through the use of any Internet websites.

5.       Mr. Forhan agrees and acknowledges that as of the date hereof, Mr. Forhan owns of record 2,483,101 shares of the Company's common stock, par value $.0001 per share. In further exchange for the promises the Company has made in this Agreement, Mr. Forhan agrees to the cancellation of 1,241,550 shares of such common stock (the " Shares"), as of the date hereof, and agrees to deliver to the Company for cancellation upon execution of this Agreement, certificates, duly endorsed for transfer (with signatures medallion guaranteed), evidencing such Shares.. Mr. Forhan further represents and warrants that Mr. Forhan owns the Shares of record; that such Shares are not subject to any lien, encumbrance, pledge, voting agreement, or other restriction of any kind whatsoever; that Mr. Forhan has the legal capacity to transfer such Shares to the Company for cancellation without restriction; that such Shares are not subject to any agreement, contract or understanding which may affect the transferability to, and/or the cancellation of such Shares by the Company; and that Mr. Forhan fully understands the financial condition and business, including the business prospects of the Company and is able to make an informed decision with respect to the cancellation of such Shares. Mr. Forhan and the Company both agree that the value ascribed to each of the Shares being cancelled shall equal the par value thereof, or in the aggregate $1,241, and that such value shall be deemed to be included as part of the first installment of the Severance Payment, and that Mr. Forhan shall not be entitled to any additional payment as a consequence of the Shares being cancelled.

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6.       Mr. Forhan acknowledges that he was provided with and had access to the Company's "Confidential Information" during his employment. "Confidential Information" shall mean such Confidential Information as defined under Section 5 of the Employment Agreement and shall also include, to the extent not otherwise included under the Employment Agreement, any information regarding the Company and its business operations that is not generally available to the public including, but not limited to: (a) all current and prospective Company contractor, subcontractor, client, vendor, and supplier names and addresses, lists, printouts, memos, financial information, data, purchasing, pricing, and supply histories; (b) all information regarding the Company's owners, shareholders, officers, directors, employees and consultants; (c) all confidential, secret, and/or proprietary knowledge, data, or information; (d) all documents and information related to the Company business methods, operations, plans, projects, development efforts, finances, legal information, pricing and cost information, fee structures, market studies, competitive analyses, accounts receivable or payable, billing methods, pricing policies, and other non-public financial information; and (e) any "trade secret," as defined by applicable state and federal law governing the use of trade secrets. Mr. Forhan acknowledges and agrees that the Confidential Information derives independent value from not being generally known to and not readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use. Mr. Forhan further acknowledges and agrees that such Confidential Information has been the subject of efforts by the Company which are reasonable under the circumstances to maintain its confidentiality. Mr. Forhan agrees that all Confidential Information and documents relating to the Company's business that Mr. Forhan prepared, used or came into contact with, shall be and shall remain the Company's sole property. Mr. Forhan, therefore, agrees that he shall not, directly or indirectly, use, permit use of, disclose, discuss, publish, or disseminate in any manner, any Confidential Information of the Company at any time after the Retirement Date and shall use his best efforts to protect and maintain the confidentiality of the Company's Confidential Information.

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7.       On the Retirement Date, regardless of whether Mr. Forhan signs this Agreement, Mr. Forhan shall not remove nor retain, and shall immediately return any and all property, documents, and information that Mr. Forhan prepared, worked on, or accessed during his employment belonging to the Company and any of the other Released Parties (defined below) that Mr. Forhan prepared, worked on, accessed, or came into contact with at any time during his employment, both in hard copy and in live electronic forms. This includes, without limitation, all hard copies and live electronic forms of all Company Confidential Information (defined below), documents, proposals, presentations, contractor and subcontractor information, files, lists, records, computer software or records, computers, laptop computers, computer hardware and storage devices, or any other information relating to the Company and any of the Released Parties.

8.       Mr. Forhan agrees that any breach or threatened breach of paragraphs 6, or 7 would be a material breach and that any such breach or threatened breach will result in irreparable and continuing damage to the Company for which there will be no adequate remedy at law. Therefore, in the event of a breach of 6 or 7 by Mr. Forhan, the Company shall immediately be entitled to: (a) a temporary, preliminary, and permanent injunction against any further breach (and it is agreed that neither a bond or security deposit will be required); and (b) any damages and/or other relief which may be available from the Court.

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9.       This Agreement may be executed in counterparts and has the same force and effect as if all the signatures were obtained in one document. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties. In making this Agreement, the Company does not admit any liability as to Mr. Forhan. To the contrary, the Company denies liability of any kind to Mr. Forhan. This Agreement may be amended, revoked, changed, or modified only upon a written agreement executed by all parties. No waiver of any provision of this Agreement will be valid unless it is in writing and signed by the party against whom such waiver is charged. If any provision or portion of this Agreement shall be held for any reason to be unenforceable or illegal, other than the waiver and release provisions in paragraph 3, that provision shall be severed from this Agreement and the remainder of the Agreement shall be valid and enforceable among the parties just as if the provision held to be illegal or unenforceable had never been included in this Agreement. The parties agree that in the event of a proceeding regarding a breach of this Agreement (other than an action challenging the validity of this Agreement under the Older Workers Benefit Protection Act), the prevailing party shall be entitled to his/its costs and attorney's fees. This Agreement, together with Mr. Forhan's confidentiality obligations and restrictive covenants contained in Sections 5, 6, and 7 of the Employment Agreement, expresses the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior oral or written understandings or agreements between them regarding that subject matter. Mr. Forhan acknowledges and agrees that his legal obligations under Sections 5, 6, and 7 of the Employment Agreement shall survive his resignation from employment with the Company and shall remain in full force and effect. This Agreement shall not merge into, but shall survive any subsequent contract, agreement or deed unless expressly referenced therein. This Agreement shall be governed by the laws of the State of Florida. In connection with any legal proceeding arising from or relating to this Agreement, the parties agree and consent that such proceeding shall be heard BY A JUDGE AND NOT A JURY and further consent and agree that the state and federal courts located in Palm Beach County, Florida shall have exclusive jurisdiction over such proceedings. This Agreement shall be binding upon Mr. Forhan's personal representatives and heirs. Mr. Forhan may not assign any rights and/or benefits under this Agreement. This Agreement may be assigned by the Company and shall inure to the benefit of the Company's successors, assigns, parents, and related entities, regardless of whether such entity is in existence at the time of this Agreement or formed thereafter, and Mr. Forhan hereby consents to enforcement of this Agreement by any successor, assignee, co-Company, parent, subsidiary, affiliate, joint venture or related entity of the Company.

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10.       Mr. Forhan has up to twenty-one (21) days after receiving this Agreement to decide whether to sign it. Mr. Forhan should take as much of the 21 days as he needs to in order to properly evaluate the release/waiver and other provisions contained in this Agreement. Any changes of whatever kind which may be made after the Agreement is initially provided to Mr. Forhan will not restart the running of the 21-day period. Mr. Forhan also has up to seven (7) days to revoke this Agreement after he signs the Agreement. Mr. Forhan may revoke this Agreement by providing written notice of revocation to Medytox Solutions, Inc. to be received not later than the end of the seventh day after Mr. Forhan signs this Agreement. If there is no timely revocation, the "Effective Date" of this Agreement shall be the eighth day after Mr. Forhan signs the Agreement.

11.        The Company hereby advises and encourages Mr. Forhan to consult with an attorney prior to signing this Agreement. Mr. Forhan acknowledges and agrees that he has been encouraged to consult with an attorney regarding the provisions of this Agreement; that he enters into this Agreement freely, knowingly, and voluntarily; that Mr. Forhan is under no coercion or duress whatsoever in considering or agreeing to the provisions of this Agreement; that Mr. Forhan has not been induced to execute this Agreement by any promises other than what is expressly set forth in this Agreement; and that Mr. Forhan had sufficient opportunity to consider this Agreement prior to signing the Agreement.

IN WITNESS WHEREOF, Mr. Forhan and the Company have executed this Agreement as of this 26th day of August, 2014.

MEDYTOX SOLUTIONS, INC.

/s/ William G. Forhan	By: /s/ Jace Simmons
WILLIAM G. FORHAN

Jace Simmons, CFO
Name and Title

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